EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

ACTING CHIEF FINANCIAL OFFICER OF

INDIE GROWERS ASSOCIATION

FORM 10-Q FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 2014

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Coleridge, am the Chief Executive Officer and acting Chief Financial Officer of Indie Growers Association, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended December 31, 2014 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2015

By:

/s/ Robert Coleridge

Robert Coleridge

Chief Executive Officer, President, acting Chief Financial Officer, acting Principal Accounting Officer and Director